EXHIBIT 10.14
Master Repurchase Agreement

September 1996 Version

Dated as of:	May 9, 2011
Between:	Barclays Capital Inc.
And:	Provident Mortgage Capital Associates, Inc.
1. Applicability
From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.
2. Definitions
(a)	“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;
(b)	“Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;
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(c)	“Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)	“Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e)	“Confirmation”, the meaning specified in Paragraph 3(b) hereof;

(f)	“Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g)	“Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(h)	“Margin Excess”, the meaning specified in Paragraph 4(b) hereof;

(i)	“Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(j)	“Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k)	“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(l)	“Pricing Rate”, the per annum percentage rate for determination of the Price Differential;

(m)	“Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);
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(n)	“Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o)	“Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;

(p)	“Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefore in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

(q)	“Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

(r)	“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s)	“Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t)	“Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.
3. Initiation; Confirmation; Termination
(a)	An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b)	Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased
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Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.
(c)	In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.
4. Margin Maintenance
(a)	If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)	If at anytime the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)	If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph
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at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d)	Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e)	Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective lights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f)	Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).
5. Income Payments
Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.
6. Security Interest
Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of
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the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.
7. Payment and Transfer
Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.
8. Segregation of Purchased Securities
To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

Required Disclosure for Transactions in Which the Seller
Retains Custody of the Purchased Securities
Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

*	Language to be used under 17 C.F.R. β403.4(e) if Seller is a government securities broker or dealer other than a financial institution.

**	Language to be used under 17 C.F.R. β403.5(d) if Seller is a financial institution.
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9. Substitution
(a)	Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b)	In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.
10. Representations
Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by- law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.
11. Events of Default
In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):
(a)	The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such
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option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)	In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefore on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

(c)	In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

(d)	If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:
(i)	as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefore on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

(ii)	as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any
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Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.
Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefore in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)	As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f)	For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in sub-paragraph (a) of this Paragraph.

(g)	The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)	To the extent permitted by applicable law, the defaulting party shall be liable to the non-defaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 1l(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)	The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.
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12. Single Agreement
Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.
13. Notices and Other Communications
Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.
14. Entire Agreement; Severability
This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
15. Non-assignability; Termination
(a)	The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(b)	Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.
16. Governing Law
This Agreement shall be governed by the laws of the State of New York without giving effect
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to the conflict of law principles thereof.
17. No Waivers, Etc.
No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure here-from shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.
18. Use of Employee Plan Assets
(a)	If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)	Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)	By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.
19. Intent
(a)	The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)	It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.
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(c)	The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)	It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (‘FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
20. Disclosure Relating to Certain Federal Protections
The parties acknowledge that they have been advised that:
(a)	in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has
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taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)	in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)	in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

Barclays Capital Inc.		Provident Mortgage Capital Associates,
Inc

By:	/s/ J. Kevin Walker	By:	/s/ Mark E. Lefanowicz
Title:	Director	Title:	Chief Financial Officer
Date:	May 24, 2011	Date:	May 12, 2011

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Annex I
Supplemental Terms and Conditions
This Annex I forms a part of the Master Repurchase Agreement dated as of May 9, 2011 (the “Agreement”) between Barclays Capital Inc. (“BCI”) and Provident Mortgage Capital Associates, Inc. (“Counterparty”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.
1. Other Applicable Annexes. In addition to this Annex I and Annex II, the following Annexes and any Schedules thereto shall form a part of this Agreement and shall be applicable thereunder:
Schedule I.A (Investment Advisers)
Annex III (International Transactions)
Schedule III.A (International Transactions Relating to [Relevant Country])
Annex IV (Party Acting as Agent)
Schedule IV.A (List of Underlying Principals)
Annex V (Margin for Forward Transactions)
Annex VI (Buy/Sell Back Transactions)
Annex VII (Transactions Involving Registered Investment Companies)
Schedule VII.A (Supplemental Terms and Conditions of Transactions Involving Registered Investment Companies)
Annex VIII (Transactions in Equity Securities)
Schedule VIII.A (Additional Provisions Regarding Transactions in Equity Securities)
Annex IX Transactions Involving Certain Japanese Financial Institutions
2. Inconsistency. In the event of any inconsistency between the terms of the Agreement and this Annex, this Annex shall govern.
3. Definitions. Paragraph 2 of the Agreement is hereby amended to add the following definitions and, in any case where the definition already exists in Paragraph 2, the definition is deleted in Paragraph 2 in its entirety and replaced with the following:
“Affiliate”, with respect to any party, means another entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such party. For purposes of this definition, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. Without limiting the generality of the foregoing, an entity shall be deemed to be controlled by another entity if such other entity possesses, directly or indirectly, the power to elect a majority of the board of directors or equivalent body of the first entity;
“Business Day” or “business day” with respect to any Transaction (other than an International Transaction) hereunder, a day on which regular trading may occur in the principal market for the Purchased Securities subject to such Transactions, provided however, that for purposes of calculating Market Value, such term shall mean a day on
14      ▪ September 1996 ▪ Master Repurchase Agreement

which regular trading occurs in the principal market for the assets the value of which is being determined. Notwithstanding the foregoing, (i) for purposes of Paragraph 4 of the Agreement, “business day” shall mean any day on which regular trading occurs in the principal market for any Purchased Securities or for any assets constituting Additional Purchased Securities under any outstanding Transaction hereunder and “next business day” shall mean the next day on which a transfer of Additional Purchased Securities may be effected in accordance with Paragraph 7 of the Agreement, and (ii) in no event shall Saturday or Sunday be considered a business day;
“Calculation Agent” shall mean BCI;
“Counterparty’s Liabilities” means, on any day, the sum of (i) the amount that would, in conformity with generally accepted accounting principles in the United States as in effect from time to time, be included on Counterparty’s consolidated balance sheet under “Reverse repurchase agreements” (or such other name as is assigned to this entry on the Counterparty’s consolidated balance sheet) on such day plus (ii) any other indebtedness incurred by Counterparty;
“Liquid Securities” means (i) Securities issued by the United States of America, the Federal National Mortgage Association, the Federal Home Mortgage Corporation, the Federal Home Loan Bank or the Federal Farm Credit Bank, or (ii) fixed or adjustable-rate mortgage passthroughs issued by the United States of America, the Federal National Mortgage Association, the Federal Home Mortgage Corporation or the Government National Mortgage Association.
“Margin Notice Deadline,” 10:00 A.M. (New York time), unless otherwise agreed to between the parties with respect to any Transaction.”; and
“Market Value” means, (i) with respect to any Securities, except for Liquid Securities, as of any date, the price for such Securities on such date as determined by the Calculation Agent in its sole, good faith discretion, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligation of Seller pursuant to Paragraph 5 of the Agreement) and (ii) with respect to Liquid Securities as of any date, the price for such Liquid Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of Seller pursuant to Paragraph 5 of the Agreement) as of such date (unless contrary to market practice for such Liquid Securities.
“Stockholders’ Equity” means, on any day, the amount that would, in conformity with generally accepted accounting principles in the United States as in effect from time to time, be included on Counterparty’s consolidated balance sheet under “Total shareholders’ equity” (or such other name as is assigned to this entry on the Counterparty’s consolidated balance sheet) on such day.
4. Confirmations. (a) The first sentence of Paragraph 3(b) of the Agreement is amended by inserting at the end thereof, “and for purposes of this Agreement, “written confirmation” shall include confirmation sent by facsimile, telex, electronic messaging system or other means agreed between the parties.”
15      ▪ September 1996 ▪ Master Repurchase Agreement

     (b) Any Confirmation sent with respect to a Transaction will be binding on the party who did not prepare the Confirmation unless that party specifically objects, in writing, within one business day of the receipt thereof. For the avoidance of doubt, failure by the parties to confirm any Transaction in writing will not affect the validity of that Transaction.
     (c) Confirmations, for the purposes of this Agreement, will be prepared by BCI.
5. Additional Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default under the Agreement and entitle the non-defaulting party to exercise the termination rights under Paragraph 11 of the Agreement:
(a) if either party shall have been suspended or expelled from membership or participation in any national securities exchange, registered national securities association or registered clearing agency of which it is a member or any other self-regulatory organization to whose rules it is subject or if it is suspended from dealing in securities by any federal or state government agency thereof; or
(b) if either party shall have its license, charter, or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable federal or state government or agency thereof; or
(c) a default, event of default or other similar condition or event (however described) shall have occurred under any agreement between (1) the parties hereto or (2) X and an Affiliate of Y; where (i) “X” is a party to this Agreement and is the defaulting (or otherwise affected) party under another relevant agreement and (ii) “Y” is the other party to this Agreement.
6. Additional Events of Default of Counterparty. The occurrence of any one or more of the following events shall constitute an Event of Default under the Agreement and entitle BCI to exercise its rights under Paragraph 11 of the Agreement:
(a) Counterparty, as of each fiscal quarter-end, has Stockholders’ Equity of less than the higher of (i) $200,000,000 and (ii) 75% of the highest Stockholders’ Equity from the date of this Agreement;
(c) Counterparty, or its Investment Adviser loses or has withdrawn from it or fails to obtain renewal of any necessary license or regulatory authorization from any regulatory authority which results in Counterparty or the Investment Adviser becoming legally unable to perform any of its respective obligations under this Agreement and provided that, with respect to the Investment Adviser only, if the Investment Adviser is not promptly replaced by another investment adviser, reasonably acceptable to BCI, that has any such necessary license or regulatory authorization;
(d) Counterparty’s Liabilities (as of each fiscal quarter-end) exceed an amount equal to Stockholders’ Equity (at such time) (the “Leverage Ratio”) times 12;
(e) Counterparty’s Stockholders’ Equity, in any fiscal quarter-end, declines by more than 15%;
(f) Counterparty’s Stockholders’ Equity, in any fiscal year-end, declines by more than 25%;
16      ▪ September 1996 ▪ Master Repurchase Agreement

(g) Counterparty’s publicly traded stock is delisted or otherwise involuntarily removed from the New York Stock Exchange;
(e) Counterparty fails to file applicable 10K or 10Q within 45 calendar days of the relevant fiscal quarter end;
(f) at any time a judicial, regulatory or administrative proceeding, or formal investigation is commenced by a governmental or regulatory entity or authority with respect to Counterparty, the Investment Adviser, its Affiliates, or any of the key personnel of the foregoing, which could reasonably be expected to adversely affect BCI’s rights under this Agreement.
7.	Default Rights. (a) In addition to any rights of set-off a party may have as a matter of law or otherwise, upon the occurrence of an Event of Default with respect to a party hereto (“X”), the other party (“Y”) shall have the right (but shall not be obligated) without prior notice to X or any other person to set off any obligations of X owing to Y or any Affiliate of Y (whether or not arising under this Agreement, whether or not matured and whether or not contingent) against any obligations of Y or any Affiliate of Y owing to X (whether or not arising under this Agreement, whether or not matured and whether or not contingent). Y will give notice to X of any set-off effected under this Section 6; provided, however, that failure to give any such notice will not limit the validity or effectiveness of any such setoff.
(b) Nothing in this Section 6 will have the effect of creating a charge or other security. This Section 6 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).
8. Purchase Price Maintenance. The parties agree that in any Transaction hereunder whose term extends over an Income payment date for the Securities subject to such Transaction, Buyer shall on the date such Income is paid transfer to or credit to the account of Seller an amount equal to such Income payment or payments pursuant to Paragraph 5(i) and shall not apply the Income payment or payments to reduce the amount to be transferred to Buyer or Seller upon termination of the Transaction pursuant to Paragraph 5(ii) of the Agreement.
9. Mini Close-Out. (a) Notwithstanding clauses (i) and (ii) of the introductory paragraph of Paragraph 11 of the Agreement, if Seller fails to deliver Purchased Securities to Buyer on the applicable Purchase Date or Buyer fails to deliver Purchased Securities to Seller on the applicable Repurchase Date, the non-defaulting party may, at its option, terminate the relevant Transaction and execute a buy-in (including a deemed buy-in) of such securities, and an Event of Default shall not be deemed to occur by reason of such event unless and until the defaulting party either (x) fails to repay any Purchase Price or Repurchase Price which had been previously paid by the non-defaulting party with respect to such non-delivered Purchased Security, as the case may be, or (y) fails to reimburse the non-defaulting party for the purchase price of the replacement securities, including brokers fees and commissions and all other reasonable costs, fees and expenses related to such purchase (the “Buy-in Price”). For the avoidance of doubt, the rights given to Buyer and Seller in this paragraph are in addition to, and not in lieu of, any provisions of Paragraph 11 of the Agreement and the non-defaulting party may, upon the occurrence of any event discussed in clauses (i) and (ii) of the introductory paragraph of Paragraph 11 of the Agreement, either declare an Event of Default or exercise its rights as set forth in this paragraph.
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     (b) Any payment of the Purchase Price, the Repurchase Price or the Buy-in Price pursuant to the preceding paragraph shall be due and payable after notice from the party entitled to receive such payment within the time period specified in Paragraph 4(c) of the Agreement, as amended by this Annex.
10. Termination of Transactions. Notwithstanding the provisions of Paragraph 3(c) of the Agreement, in the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller by telephone, by email or otherwise in accordance with the Agreement no later than 10:00 a.m. New York City time on a Business Day if termination is to occur on that Business Day.
11. Pledge as Security. Any pledge to Buyer under Paragraph 6 of the Agreement shall be deemed to have been granted as of the Purchase Date.
12. Additional Representations and Warranties. Each party represents and warrants to the other that, in its capacity as Seller delivering Purchased Securities to the Buyer, and in its capacity as Buyer redelivering identical securities, under any Transaction, such party shall have good, valid and marketable title to the Securities to be transferred to the other party in such Transaction; such party has the unqualified right to sell, transfer, assign and pledge such Securities; and all such Securities, upon delivery to the other party (or its custodian, as the case may be) will be free and clear of any lien, security interest, charge, encumbrance or other adverse claim, except such as may exist in favor of the other party. Each party shall be deemed to have made the foregoing representations and warranties as of each such delivery or redelivery, as the case may be.
13. No Reliance. In addition to the representations and warranties set forth in Paragraph 10 of the Agreement, each party hereby makes the following representations and warranties in connection with the Agreement and each Transaction thereunder, which shall continue during the term of any such Transaction:
(a) unless there is a written agreement with the other party to the contrary, it is not relying on any advice (whether written or oral) of the other party, other than the representations expressly set out in the Agreement and this Annex I;
(b) it has made and will make its own decisions regarding the entering into of any Transaction based upon its own judgment and upon advice from such professional advisers as it has deemed it necessary to consult; and
(c) it understands the terms, conditions and risks of each Transaction and is willing to assume (financially and otherwise) those risks.
14. Submission to Jurisdiction and Waiver of Trial by Jury. Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement, (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile and (iii) waives any and all right to trial by jury in any legal proceeding arising out of or relating to the Agreement or any Transaction hereunder.
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15. Waiver of Immunity. To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from setoff or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement.
16. Recording. The parties agree that each may electronically record all telephone conversations between them and that any such recordings may be submitted in evidence in any legal proceedings for the purpose of establishing any matters relating to this Agreement or any Transactions hereunder.
17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.
18. Existing Transactions. All Transactions entered into between the parties hereto prior to the date of the Agreement which are outstanding at the date of the Agreement are hereby deemed to have been entered into pursuant to the Agreement and are governed by its terms.
19. Construction. Save for the amendments made hereby, the parties agree that the text of the body of the Agreement is intended to conform with the Master Repurchase Agreement dated September 1996 promulgated by The Bond Market Association and shall be construed accordingly.
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IN WITNESS WHEREOF, the parties have caused this Annex I to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

Barclays Capital Inc.		Provident Mortgage Capital Associates, Inc.

By: Title:	/s/ J. Kevin Walker Director	By: Title:	/s/ Mark E. Lefanowicz Chief Financial Officer
Date:	May 24, 2011	Date:	May 12, 2011
20      ▪ September 1996 ▪ Master Repurchase Agreement

Schedule I.A
Investment Advisers
This Schedule I.A forms a part of Annex I to the Master Repurchase Agreement dated as of May 9, 2011 (the “Agreement”) between Barclays Capital Inc. (“BCI”) and Provident Mortgage Capital Associates, Inc. (“Counterparty”). Capitalized terms used but not defined in this Schedule I.A shall have the meanings ascribed to them in Annex I or in the Agreement.
1.	Investment Advisers. Counterparty agrees with BCI that, so long as either party has or may have any obligations under the Agreement:
(a) Any amounts payable by BCI under the Agreement shall be deemed satisfied when paid by BCI to the Investment Adviser;
(b) BCI may continue to act in all respects under the Agreement with the Investment Adviser and on the Investment Adviser’s instructions until such time as BCI has been notified by Counterparty in writing that with effect from the date so specified in the notice, which date must be at least five Business Days following the effective receipt of such notice by BCI, that there has been a change in, limitation of, rescission of all or any of the powers of the Investment Adviser to act on behalf of Counterparty; and
(c) Counterparty shall be bound as principal of any such Agent Executed Transaction entered into or purported to be entered into by the Investment Adviser as agent for Counterparty notwithstanding any lack of power or authority of the Investment Adviser or the person representing the Investment Adviser in entering into any such Agent Executed Transaction.
2.	Additional Representations. In addition to the representations and warranties set forth in Paragraph 10 of the Agreement and in Annex I, Counterparty hereby makes the following representations and warranties in connection with the Agreement and each Transaction thereunder, which shall continue during the term of any such Transaction:
(a)	it has appointed PMF Advisors, LLC (the “Investment Adviser”) to act as its agent under the Agreement and in respect of each Transaction entered into on its behalf by the Investment Adviser (each an “Agent Executed Transaction”) Counterparty has delegated to the Investment Adviser all powers necessary for the Investment Adviser to act on behalf of Counterparty under the Agreement and each Agent Executed Transaction in every and all respects; and

(b)	that any person, including the Investment Adviser or the person representing the Investment Adviser, signing the Agreement on behalf of Counterparty is, and any person, including the Adviser or the person representing the Investment Adviser, representing it in entering into any such Transaction, is duly authorised to do so on its behalf.
21      ▪ September 1996 ▪ Master Repurchase Agreement

ANNEX II
Names and Addresses for Communications Between Parties
Barclays Capital Inc.
For all legal notices under this Agreement:
Barclays Capital Inc.
Legal Department
745 Seventh Avenue
New York, NY 10019
Immediate Attention: General Counsel
Telephone: (212) 526-2606
Fax: (212) 548-9188
For operational questions or problems:
Ms Nancy Denig
Barclays Capital Services LLC
1301 Sixth Avenue
New York Metro Campus
New York, NY 10019
Telephone: (212) 320-0793
Fax: (646) 758-1412
PROVIDENT MORTGAGE CAPITAL ASSOCIATES INC.
Provident Mortgage Capital Associates, Inc.
Attn: Mark E Lefanowicz, Chief Financial Officer
1633 Bayshore Hwy., Ste 331
Burlingame, CA 94010
Ph: 855/653-4300
Fax: 855/653-4301
22      ▪ September 1996 ▪ Master Repurchase Agreement

Annex III
International Transactions
This Annex III (including any Schedules hereto) forms a part of the Master Repurchase Agreement dated as of May 9, 2011 (the “Agreement”) between Barclays Capital Inc. and Provident Mortgage Capital Associates, Inc. Capitalized terms used but not defined in this Annex III shall have the meanings ascribed to them in the Agreement
1.	Definitions. For purposes of the Agreement and this Annex III:
(a)	The following terms shall have the following meanings;

“Base Currency”, United States dollars or such other currency as Buyer and Seller may agree in the Confirmation with respect to any International Transaction or otherwise in writing;

“Business Days” or “business day”:
(i)	in relation to any International Transaction which (A) involves an International Security and (B) is to be settled through CEDEL or Euroclear, a day on which CEDEL or, as the case may be, Euroclear is open to settle business in the currency in which the Purchase Price and the Repurchase Price are denominated;

(ii)	in relation to any International Transaction which (A) involves an International Security and (B) is to be settled through a settlement system other than CEDEL or Euroclear, a day on which that settlement system is open to settle such International Transaction;

(iii)	in relation to any International Transaction which involves a delivery of Securities not falling within (i) or (ii) above, a day on which banks are open for business in the place where delivery of the relevant Securities is to be effected: and

(iv)	in relation to any International Transaction which involves an obligation to make a payment not falling within (i) or (ii) above, a day other than a Saturday or Sunday on which banks are open for business in the principal financial center of the country of which the currency in which the payment is denominated is the official currency and, if different, in the place where any account designated by the parties for the making or receipt of the payment is situated (or, in the case of ECU, a day on which ECU clearing operates);
“CEDEL”, CEDEL Bank, societe anonyme;
“Contractual Currency,” the currency in which the International Securities subject to any International Transaction are denominated or such other currency as may be specified in the Confirmation with respect to any International Transaction;
“Euroclear”, Morgan Guaranty Trust Company of New York, Brussels Branch, as operator of the Euroclear System;
“International Security”, any Security that (i) is denominated in a currency other than United States dollars or (ii) is capable of being cleared through a clearing facility
23      ▪ September 1996 ▪ Master Repurchase Agreement

outside the United States or (iii) is issued by an issuer organized under the laws of a jurisdiction other than the United States (or any political subdivision thereof);
“International Transaction”, any Transaction involving (i) an International Security or (ii) a party organized under the laws of a jurisdiction other than the United States (or any political subdivision thereof) or having, its principal place of business outside the United States or (iii) a branch or office outside the United States designated in Annex I by a party organized under the laws of the United States (or any political subdivision thereof) as an office through which that party may act;
“LIBOR”, in relation to any sum in any currency, the offered rate for deposits for such sum in such currency for a period of three months which appears on the Reuters Screen LIBO page as of 11:00 A.M., London time, on the date on which it is to be determined (or, if more than one such rate appears, the arithmetic mean of such rates);
“Spot Rate”, where an amount in one currency is to be converted into a second currency on any date, the spot rate of exchange of a comparable amount quoted by a major money-center bank in the New York interbank market, as agreed by Buyer and Seller, for the sale by such bank of such second currency against a purchase by it of such first currency.
(b)	Notwithstanding Paragraph 2 of the Agreement, the term ‘Prime Rate” shall mean, with respect to any International Transaction, LIBOR plus a spread, as may be specified in the Confirmation with respect to any International Transaction or otherwise in writing

2.	Manner of Transfer. All transfers of International Securities (i) shall be in suitable form for transfer and accompanied by duly executed instruments of transfer or assignment in blank (where required for transfer) and such other documentation as the transferee may reasonably request, or (ii) shall be transferred through the book-entry system of Euroclear or CEDEL, or (iii) shall be transferred through any other agreed securities clearing system or (iv) shall be transferred by any other method mutually acceptable to Seller and Buyer.

3.	Contractual Currency.
(a)	Unless otherwise mutually agreed, all funds transferred in respect of the Purchase Price or the Repurchase Price in any International Transaction shall be in the Contractual Currency.

(b)	Notwithstanding subparagraph (a) of this Paragraph 3, the payee of any payment may, at its option, accept tender thereof in any other Currency; provided, however, that, to the extent permitted by applicable law, the obligation of the payor to make such payment will be discharged only to the extent of the amount of the Contractual Currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) for delivery within the customary delivery period for spot transactions in respect of the relevant currency.

(c)	If for any reason the amount in the Contractual Currency so received, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due in respect of the Agreement, the party required to make the payment shall (unless an Event of Default has occurred and such party is the nondefaulting party) as a separate and independent obligation (which shall not merge with any
24      ▪ September 1996 ▪ Master Repurchase Agreement

judgement or any payment or any partial payment or enforcement of payment) and to the extent permitted by applicable laws, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

(d)	If for any reason the amount of the Contractual Currency received by one party hereto exceeds the amount in the Contractual Currency due such party in respect of the Agreement, then (unless an Event of Default has occurred and such party is the nondefaulting party) the party receiving the payment shall refund promptly the amount of such excess.
4.	Notices. Any and all notices, statements, demands or other communications with respect to International Transactions shall be given in accordance with Paragraph 13 of the Agreement and shall be in the English language.

5.	Taxes.
(a)	Transfer taxes, stamp taxes and all similar costs with respect to the transfer of Securities shall be paid by Seller.
(b)	(i)	Unless otherwise agreed, all money payable by one party (the “Payor”) to the other (the “Payee”) in respect of any International Transaction shall be paid free and clear of, and without withholding or deduction for, any taxes or duties of whatsoever nature imposed, levied, collected, withheld or assessed by any authority having power to tax (a “Tax”), unless the withholding or deduction of such Tax is required by law. In that event, unless otherwise agreed, Payor shall pay such additional amounts as will result in the net amounts receivable by Payee (after taking account of such withholding or deduction) being equal to such amounts as would have been received by Payee had no such Tax been required to be withheld or deducted; provided that for purposes of Paragraphs 5 and 6 the term “Tax” shall not include any Tax that would not have been imposed but for the existence of any present or former connection between Payee and the jurisdiction imposing such Tax other than the mere receipt of payment from Payor or the performance of Payee’s obligations under an International Transaction. The parties acknowledge and agree, for the avoidance of doubt, that the amount of Income required to be transferred, credited or applied by Buyer for the benefit of Seller under Paragraph 5 of the Agreement shall be determined without taking into account any Tax required to be withheld or deducted from such Income, unless otherwise agreed.
(ii)	In the case of any Tax required to be withheld or deducted from any money payable to a party hereto acting as Payee by the other party hereto acting as Payor, Payee agrees to deliver to Payor (or, if applicable, to the authority imposing the Tax) any certificate or document reasonably requested by Payor that would entitle Payee to an exemption from, or reduction in the rate of, withholding or deduction of Tax from money payable by Payor to Payee.

(iii)	Each party hereto agrees to notify the other party of any circumstance known or reasonably known to it (other than a Change of Tax Law, as defined in Paragraph 6 hereof) that causes a certificate or document provided by it pursuant to subparagraph (b) (ii) of this Paragraph to fail to be true.

(iv)	Notwithstanding subparagraph (b) (i) of this Paragraph, no additional amounts shall be payable by Payor to Payee in respect of an International Transaction to the extent that such additional amounts are payable as a result of a failure by Payee to comply
25      ▪ September 1996 ▪ Master Repurchase Agreement

with its obligations under subparagraph (b) (ii) or (b) (iii) of this Paragraph with respect to such International Transaction.
6.	Tax Event.
(a)	This Paragraph 6 shall apply if either party notifies the other, with respect to a Tax required to be collected by withholding or deduction, that
(i)	any action taken by a taxing authority or brought in a court of competent jurisdiction after the date an International Transaction is entered into, regardless of whether such action is taken or brought with respect to a party to the Agreement; or

(ii)	a change in the fiscal or regulatory regime after the date an International Transaction is entered into,
(each, a “Change of Tax Law”) has or will, in the notifying party’s reasonable opinion, have a material adverse effect on such party in the context of an International Transaction.
(b)	If so requested by the other party, the notifying party will furnish the other party with an opinion of a suitably qualified adviser that an event referred to in subparagraph (a) (i) or (a) (ii) of this Paragraph 6 has occurred and affects the notifying party.

(c)	Where this Paragraph 6 applies, the party giving the notice referred to in subparagraph (a) above may, subject to subparagraph (d) below, terminate the International Transaction effective from a date specified in the notice, not being earlier (unless so agreed by the other party) than 30 days after the date of such notice, by nominating such date as the Repurchase Date.

(d)	If the party receiving the notice referred to in subparagraph (a) of this Paragraph 6 so elects, it may override such notice by giving a counter-notice to the other party. If a counter-notice is given, the party which gives such counter-notice will be deemed to have agreed to indemnify the other party against the adverse effect referred to in subparagraph (a) of this Paragraph 6 so far as it relates to the relevant International Transaction and the original Repurchase Date will continue to apply.

(e)	Where an International Transaction is terminated as described in this Paragraph 6, the party which has given the notice to terminate shall indemnify the other party against any reasonable legal and other professional expenses incurred by the other party by reason of the termination, but the other party may not claim any sum constituting consequential loss or damage in respect of a termination in accordance with this Paragraph 6.

(f)	This Paragraph 6 is without prejudice to Paragraph 5 of this Annex III; but an obligation to pay additional amounts pursuant to Paragraph 5 of this Annex III may, where appropriate, be a circumstance which causes this Paragraph 6 to apply.
7.	Margin. In the calculation of “Margin Deficit” and “Margin Excess” pursuant to Paragraph 4 of the Agreement, all sums not denominated in the Base Currency shall be deemed to be converted into the Base Currency at the Spot Rate on the date of such calculation.
8.	Events of Default.
(a)	In addition to the Events of Default set forth in Paragraph 11 of the Agreement, it shall be an additional “Event of Default” if either party fails, after one business day’s notice, to
26    ▪ September 1996 ▪ Master Repurchase Agreement

perform any covenant or obligation required to be performed by it under this Annex III, including, without limitation, the payment of taxes or additional amounts as required by Paragraph 5 of this Annex III.
(b)	In addition to the other rights of a nondefaulting party under Paragraph 11 of the Agreement, following an Event of Default, the nondefaulting party may, at any time at its option, effect the conversion of any currency into a different currency of its choice at the Spot Rate on the date of the exercise of such option and offset obligations of the defaulting party denominated in different currencies against each other.
27    ▪ September 1996 ▪ Master Repurchase Agreement

Schedule III.A
International Transactions Relating to [Relevant Country]
This Schedule III.A forms a part of Annex III to the Master Repurchase Agreement dated as of May 9, 2011 (the “Agreement”) between Barclays Capital Inc. and Provident Mortgage Capital Associates, Inc. Capitalized terms used but not defined in this Schedule III.A shall have the meanings ascribed to them in Annex III.
[Insert provisions applicable to relevant country.]
28    ▪ September 1996 ▪ Master Repurchase Agreement

Annex IV
Party Acting as Agent
This Annex IV forms a part of the Master Repurchase Agreement dated as of May 9, 2011 (the “Agreement”) between Barclays Capital Inc. and Provident Mortgage Capital Associates, Inc. This Annex IV sets forth the terms and conditions governing all transactions in which a party selling securities or buying, securities, as the case may be (“Agent”), in a Transaction is acting as agent for one or more third parties (each, a “Principal”). Capitalized terms used but not defined in this Annex IV shall have the meanings ascribed to them in the Agreement.
1.	Additional Representations. In addition to the representations set forth in Paragraph 10 of the Agreement, Agent hereby makes the following representations, which shall continue during the term of any Transaction: Principal has duly authorized Agent to execute and deliver the Agreement on its behalf, has the power to so authorize Agent and to enter into the Transactions contemplated by the Agreement and to perform the obligations of Seller or Buyer, as the case may be, under such Transactions, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.
2.	Identification of Principals. Agent agrees (a) to provide the other party, prior to the date on which the parties agree to enter into any Transaction under the Agreement, with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of the other party) and (b) to provide the other party, before the close of business on the next business day after orally agreeing to enter into a Transaction, with notice of the specific Principal or Principals for whom it is acting in connection with such Transaction. If (i) Agent fails to identify such Principal or Principals prior to the close of business on such next business day or (ii) the other party shall determine in its sole discretion that any Principal or Principals identified by Agent are not acceptable to it, the other party may reject and rescind any Transaction with such Principal or Principals, return to Agent any Purchased Securities or portion of the Purchase Price, as the case may be, previously transferred to the other party and refuse any further performance under such Transaction, and Agent shall immediately return to the other party any portion of the Purchase Price or Purchased Securities, as the case may be, previously transferred to Agent in connection with such Transaction; provided, however, that (A) the other party shall promptly (and in any event within one business day) notify Agent of its determination to reject and rescind such Transaction and (B) to the extent that any performance was rendered by any party under any Transaction rejected by the other party, such party shall remain entitled to any Price Differential or other amounts that would have been payable to it with respect to such performance if such Transaction had not been rejected. The other party acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist the other party in obtaining from Agent’s Principals such information regarding the financial status of such Principals as the other party may reasonably request.
3.	Limitation of Agent’s Liability. The parties expressly acknowledge that if the representations of Agent under the Agreement, including this Annex IV, are true and correct in all material respects during the term of any Transaction and Agent otherwise complies with the provisions of this Annex IV, then (a) Agent’s obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals and (b) the other party’s remedies shall not include a right of setoff in respect of rights or obligations, if any, of Agent arising in
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other transactions in which Agent is acting as principal.
4.	Multiple Principals.
(a)	In the event that Agent proposes to act for more than one Principal hereunder, Agent and the other party shall elect whether (i) to treat Transactions under the Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such Transactions as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Transactions under the Agreement as transactions on behalf of separate Principals.

(b)	In the event that Agent and the other party elect (or are deemed to elect) to treat Transactions under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide the other party, together with the notice described in Paragraph 2 (b) of this Annex IV, notice specifying the portion of each Transaction allocable to the account of each of the Principals for which it is acting (to the extent that any such Transaction is allocable to the account of more than one Principal); (ii) the portion of any individual Transaction allocable to each Principal shall be deemed a separate Transaction under the Agreement: (iii) the margin maintenance obligations of Buyer and Seller under Paragraph 4 of the Agreement shall be determined on a Transaction-by-Transaction basis (unless the parties agree to determine such obligations on a Principal-by-Principal basis); and (iv) Buyer’s and Seller’s remedies under the Agreement upon the occurrence of an Event of Default shall be determined as if Agent had entered into a separate Agreement with the other party on behalf of each of its Principals.

(c)	In the event that Agent and the other party elect to treat Transactions under the Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent’s notice under Paragraph 2(b) of this Annex IV need only identify the names of its Principals but not the portion of each Transaction allocable to each Principal’s account; (ii) the margin maintenance obligations of Buyer and Seller under Paragraph 4 of the Agreement shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all Transactions entered into by Agent on behalf of any Principal; and (iii) Buyer’s and Seller’s remedies upon the occurrence of an Event of Default shall be determined as if all Principals were a single Seller or Buyer, as the case may be.

(d)	Notwithstanding any other provision of the Agreement (including, without limitation, this Annex IV), the parties agree that any Transactions by Agent on behalf of an employee benefit plan under ERISA shall be treated as Transactions on behalf of separate Principals in accordance with Paragraph 4 (b) of this Annex IV (and all margin maintenance obligations of the parties shall be determined on a Transaction-by-Transaction basis).
5.	Interpretation of Terms. All references to “Seller” or ‘Buyer” as the case may be, in the Agreement shall, subject to the provisions of this Annex IV (including, among other provisions, the limitations on Agent’s liability in Paragraph 3 of this Annex IV), be construed to reflect that (i) each Principal shall have, in connection with any Transaction or Transactions entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a “Seller” or “Buyer”, as the case may be, directly entering into such Transaction or Transactions with the other party under the Agreement, and (ii) Agent’s Principal or Principals have designated Agent as their sole agent for performance of Seller’s obligations to Buyer or Buyer’s obligations to Seller, as the case may be, and for receipt of performance by Buyer of its obligations
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to Seller or Seller of its obligations to Buyer, as the case may be, in connection with any Transaction or Transactions under the Agreement (including, among other things, as Agent for each Principal in connection with transfers of Securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed “parties” to the Agreement and all references to a “party” or “either party” in the Agreement shall be deemed revised accordingly (and any Act of Insolvency with respect to Agent or any other Event of Default by Agent under Paragraph 11 of the Agreement shall be deemed an Event of Default by Seller or Buyer, as the case may be).
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Schedule IV.A
List of Underlying Principals
This Schedule IV.A forms a part of Annex IV to the Master Repurchase Agreement dated as of May 9, 2011 (the “Agreement”) between Barclays Capital Inc. and Provident Mortgage Capital Associates, Inc. Capitalized terms used but not defined in this Schedule IV.A shall have the meanings ascribed to them in Annex IV or the Agreement.
Name of Underlying Principal
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Annex V
     Margin for Forward Transactions
     This Annex V forms a part of the Master Repurchase Agreement dated as of May 9, 2011 (the “Agreement”) between Barclays Capital Inc. and Provident Mortgage Capital Associates, Inc. Capitalized terms used but not defined in this Annex V shall have the meanings ascribed to them in the Agreement.
1.	Definitions. For purposes of the Agreement and this Annex V, the following terms shall have the following meanings:
“Forward Exposure”, the amount of loss a party would incur upon canceling a Forward Transaction and entering into a replacement transaction, determined in accordance with market practice or as otherwise agreed by the parties;
“Forward Transaction”, any Transaction agreed to by the parties as to which the Purchase Date has not yet occurred;
“Net Forward Exposure”, the aggregate amount of a party’s Forward Exposure to the other party under all Forward Transactions hereunder reduced by the aggregate amount of any Forward Exposure of the other party to such party under all Forward Transactions hereunder;
“Net Unsecured Forward Exposure”, a party’s Net Forward Exposure reduced by the Market Value of any Forward Collateral transferred to such party (and not returned) pursuant to Paragraph 2 of this Annex V.
2.	Margin Maintenance.
(a)	If at any time a party (the “In-the-Money Party”) shall have a Net Unsecured Forward Exposure to the other party (the “Out-of-the-Money Party”) under one or more Forward Transactions, the In-the-Money Party may by notice to the Out-of-the-Money Party require the Out-of-the-Money Party to transfer to the In-the-Money Party Securities or cash reasonably acceptable to the In-the-Money-Party (together with any Income thereon and proceeds thereof, “Forward Collateral”) having a Market Value sufficient to eliminate such Net Unsecured Forward Exposure. The Out-of-the-Money Party may by notice to the In-the-Money Party require the In-the-Money Party to transfer to the Out-of-the Money Party Forward Collateral having a Market Value that exceeds the In-the-Money Party’s Net Forward Exposure (“Excess Forward Collateral Amount”). The rights of the parties under this subparagraph shall be in addition to their rights under subparagraphs (a) and (b) of Paragraph 4 and any other provisions of the Agreement.

(b)	The parties may agree, with respect to any or all Forward Transactions hereunder, that the respective rights of the parties under subparagraph (a) of this Paragraph may be exercised only where a Net Unsecured Forward Exposure or Excess Forward Collateral Amount, as the case may be, exceeds a specified dollar amount or other specified threshold for such Forward Transactions (which amount or threshold shall be agreed to by the parties prior to entering into any such Forward Transactions).

(c)	The parties may agree, with respect to any or all Forward Transactions hereunder, that the respective rights of the parties under subparagraph (a) of this Paragraph to require
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the elimination of a Net Unsecured Forward Exposure or Excess Forward Collateral Amount, as the case may be, may be exercised whenever such a Net Unsecured Forward Exposure or Excess Forward Collateral Amount exists with respect to any single Forward Transaction hereunder (calculated without regard to any other Forward Transaction outstanding hereunder).
(d)	The parties may agree, with respect to any or all Forward Transactions hereunder, that (i) one party shall transfer to the other party Forward Collateral having a Market Value equal to a specified dollar amount or other specified threshold no later than the Margin Notice Deadline on the day such Forward Transaction is entered into by the parties or (ii) one party shall not be required to make any transfer otherwise required to be made under this Paragraph if, after giving effect to such transfer, the Market Value of the Forward Collateral held by such party would be less than a specified dollar amount or other specified threshold (which amount or threshold shall be agreed to by the parties prior to entering into any such Forward Transactions).

(e)	If any notice is given by a party to the other under subparagraph (a) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer Forward Collateral as provided in such subparagraph no later than the close of business in the relevant market on such business day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such Forward Collateral no later than the close of business in the relevant market on the next business day.

(f)	Upon the occurrence of the Purchase Date for any Forward Transaction and the performance by the parties of their respective obligations to transfer cash and Securities on such date, any Forward Collateral in respect of such Forward Transaction, together with any Income thereon and proceeds thereof, shall be transferred by the party holding such Forward Collateral to the other party; provided, however, that neither party shall be required to transfer such Forward Collateral to the other if such transfer would result in the creation of a Net Unsecured Forward Exposure of the transferor.

(g)	The Pledgor (as defined below) of Forward Collateral may, subject to agreement with and acceptance by the Pledgee (as defined below) thereof, substitute other Securities reasonably acceptable to the Pledgee for any Securities Forward Collateral. Such substitution shall be made by transfer to the Pledgee of such other Securities and transfer to the Pledgor of such Securities Forward Collateral. After substitution, the substituted Securities shall constitute Forward Collateral.
3.	Security Interest.
(a)	In addition to the rights granted to the parties under Paragraph 6 of the Agreement, each party (“Pledgor”) hereby pledges to the other party (“Pledgee”) as security for the performance of its obligations hereunder, and grants Pledgee a security interest in and right of setoff against, any Forward Collateral and any other cash, Securities or property, and all proceeds of any of the foregoing, transferred by or on behalf of Pledgor to Pledgee or due from Pledgee to Pledgor in connection with the Agreement and the Forward Transactions hereunder.

(b)	Unless otherwise agreed by the parties, a party to whom Forward Collateral has been transferred shall have the right to engage in repurchase transactions with Forward
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Collateral or otherwise sell, transfer, pledge or hypothecate Forward Collateral, including in respect of loans or other extensions of credit to such party that may be in amounts greater than the Forward Collateral such party is entitled to as security for obligations hereunder, and that may extend for periods of time longer than the periods during which such party is entitled to Forward Collateral as security for obligations hereunder; provided, however, that no such transaction shall relieve such party of its obligations to transfer Forward Collateral pursuant to Paragraph 2 or 4 of this Annex V or Paragraph 11 of the Agreement.
4.	Events of Default.
(a)	In addition to the Events of Default set forth in Paragraph 11 of the Agreement, it shall be an additional “Event of Default” if either party fails, after one business day’s notice, to perform any covenant or obligation required to be performed by it under Paragraph 2 or any other provision of this Annex.

(b)	In addition to the other rights of a nondefaulting party under Paragraphs 11 and 12 of the Agreement, if the nondefaulting party exercised or is deemed to have exercised the option referred to in Paragraph 11 (a) of the Agreement:
(i)	The nondefaulting party, without prior notice to the defaulting party, may (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Forward Collateral subject to any or all Forward Transactions hereunder and apply the proceeds thereof to any amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Forward Collateral, to give the defaulting party credit for such Forward Collateral in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against any amounts owing by the defaulting party hereunder.

(ii)	Any Forward Collateral held by the defaulting party, together with any Income thereon and proceeds thereof, shall be immediately transferred by the defaulting party to the nondefaulting party. The non defaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), and without prior notice to the defaulting party, (i) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Securities Forward Collateral that is not delivered by the defaulting party to the nondefaulting party as required hereunder or (ii) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source, whereupon the defaulting party shall be liable for the price of such Replacement Securities together with the amount of any cash Forward Collateral not delivered by the defaulting party to the nondefaulting party as required hereunder.
Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Forward Collateral subject to any Forward Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid quotations for any Forward Collateral, the nondefaulting party may establish the source therefor
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in its sole discretion and (3) all prices and bids shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Forward Collateral).
5.	No Waivers, Etc. Without limitation of the provisions of Paragraph 17 of the Agreement, the failure to give a notice pursuant to subparagraph (a), (b), (c) or (d) of Paragraph 2 of this Annex V will not constitute a waiver of any right to do so at a later date.
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Annex VI
     Buy/Sell Back Transactions
     This Annex VI forms a part of the Master Repurchase Agreement dated as of May 9, 2011 (the “Agreement”) between Barclays Capital Inc. and Provident Mortgage Capital Associates, Inc. Capitalized terms used but not defined in this Annex VI shall have the meanings ascribed to them in the Agreement.
1.	In the event of any conflict between the terms of this Annex VI and any other term of the Agreement, the terms of this Annex VI shall prevail.

2.	Each Transaction shall be identified at the time it is entered into and in the relevant Confirmation as either a Repurchase Transaction or a Buy/Sell Back Transaction.

3.	In the case of a Buy/Sell Back Transaction, the Confirmation delivered in accordance with Paragraph 3 of the Agreement may consist of a single document in respect of both of the transfers of funds against Securities which together form the Buy/Sell Back Transaction or separate Confirmations may be delivered in respect of each such transfer.

4.	Definitions. The following definitions shall apply to Buy/Sell Back Transactions:
(a)	“Accrued Interest”, with respect to any Purchased Securities subject to a Buy/Sell Back Transaction, unpaid Income that has accrued during the period from (and including) the issue date or the last Income payment date (whichever is later) in respect of such Purchased Securities to (but excluding) the date of calculation. For these purposes unpaid Income shall be deemed to accrue on a daily basis from (and including) the issue date or the last Income payment date (as the case may be) to (but excluding) the next Income payment date or the maturity date (whichever is earlier);

(b)	“Sell Back Differential”, with respect to any Buy/Sell Back Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Buy/Sell Back Transaction to the Purchase Price for such Buy/Sell Back Transaction on a 360 day per year basis (unless otherwise agreed by the parties for the Transaction) for the actual number of days during the period commencing on (and including) the Purchase Date for such Buy/Sell Back Transaction and ending on (but excluding) the date of determination;

(c)	“Sell Back Price”, with respect to any Buy/Sell Back Transaction:
(i)	in relation to the date originally specified by the parties as the Repurchase Date pursuant to Paragraph 2 (q) of the Agreement, the price agreed by the Parties in relation to such Buy/Sell Back Transaction, and

(ii)	in any other case (including for the purposes of the application of Paragraph 4 or Paragraph 11 of the Agreement), the product of the formula (P + D) - (IR + C), where —
P = the Purchase Price

D = the Sell Back Differential

IR = the amount of any Income in respect of the Purchased Securities paid by the issuer on any date falling between the Purchase Date and the Repurchase Date
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C = the aggregate amount obtained by daily application of the Pricing Rate for such Buy/Sell Back Transaction to any such Income from (and including) the date of payment by the issuer to (but excluding) the date of calculation.

5.	When entering into a Buy/Sell Back Transaction the parties shall also agree on the Sell Back Price and the Pricing Rate to apply in relation to such Buy/Sell Back Transaction on the scheduled Repurchase Date. The parties shall record the Pricing Rate in at least one Confirmation applicable to such Buy/Sell Back Transaction.

6.	Termination of a Buy/Sell Back Transaction shall be effected on the Repurchase Date by transfer to Seller or its agent of Purchased Securities against the payment by Seller of (i) in a case where the Repurchase Date is the date originally agreed to by the parties pursuant to Paragraph 2 (q) of the Agreement, the Sell Back Price referred to in Paragraph 4 (c) (i) of this Annex; and (ii) in any other case, the Sell Back Price referred to in Paragraph 4 (c) (ii) of this Annex.

7.	For the avoidance of doubt, the parties acknowledge and agree that the Purchase Price and the Sell Back Price in Buy/Sell Back Transactions shall include Accrued Interest (except to the extent contrary to market practice with respect to the Securities subject to such Buy/Sell Back Transaction, in which event (i) an amount equal to the Purchase Price plus Accrued Interest to the Purchase Date shall be paid to Seller on the Purchase Date and shall be used, in lieu of the Purchase Price, for calculating the Sell Back Differential, (ii) an amount equal to the Sell Back Price plus the amount of Accrued Interest to the Repurchase Date shall be paid to Buyer on the Repurchase Date, and (iii) the formula in Paragraph 4 (c) (ii) of this Annex VI shall be replaced by the formula “(P + AI + D) - (IR + C) ”, where “AI” equals Accrued Interest to the Purchase Date).

8.	Unless the parties agree in Annex I to the Agreement that a Buy/Sell Back Transaction is not to be repriced, they shall at the time of repricing agree on the Purchase Price, the Sell Back Price and the Pricing Rate applicable to such Transaction.

9.	Paragraph 5 of the Agreement shall not apply to Buy/Sell Back Transactions. Seller agrees, on the date such Income is received, to pay to Buyer any Income received by Seller in respect of Purchased Securities that is paid by the issuer on any date falling between the Purchase Date and the Repurchase Date.

10.	References to “Repurchase Price” throughout the Agreement shall be construed as references to “Repurchase Price or the Sell Back Price, as the case may be.”

11.	In 11 of the Agreement, references to the “Repurchase Prices” shall be construed as references to “Repurchase Prices and Sell Back Prices.”
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Annex VII

Transactions Involving Registered Investment Companies

This Annex VII (including any Schedules hereto) forms a part of the Master Repurchase Agreement dated as of May 9, 2011 (the “Agreement”) between Barclays Capital Inc. and Provident Mortgage Capital Associates, Inc. (“Counterparty”) and each investment company identified on Schedule VII.A hereto (as such schedule may be amended from time to time) acting on behalf of its respective series of portfolios identified on such Schedule VII. A, or in the case of those investment companies for which no separate series or portfolios are identified on such Schedule VII. A, acting for and on behalf of itself (each such series, portfolio or investment company, as the case may be, hereinafter referred to as a “Fund”). In the event of any conflict between the terms of this Annex VII and any other term of the Agreement, the terms of this Annex VII shall prevail. Capitalized terms used but not defined in this Annex VII shall have the meanings ascribed to them in the Agreement.

1.	Multiple Funds. For any Transaction in which a Fund is acting as Buyer (or Seller, as the case may be), each reference in the Agreement and this Annex VII to Buyer (or Seller, as the case may be) shall be deemed a reference solely to the particular Fund to which such Transaction relates, as identified to Seller (or Buyer, as the case may be) by the Fund and as may be specified in the Confirmation therefor. In no circumstances shall the rights, obligations or remedies of either party with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. Specifically, and without otherwise limiting the scope of this Paragraph: (a) the margin maintenance obligations of Buyer and Seller specified in Paragraph 4 or any other provisions of the Agreement and the single agreement provisions of Paragraph 12 of the Agreement shall be applied based solely upon Transactions entered into by a particular Fund, (b) Buyer’s and Seller’s remedies under the Agreement upon the occurrence of an Event of Default shall be determined as if each Fund had entered into a separate Agreement with Counterparty, and (c) Seller and Buyer shall have no right to set off claims related to Transactions entered into by a particular Fund against claims related to Transactions entered into by any other Fund.

2.	Margin Percentage. For any Transaction in which a Fund is acting as Buyer, the Buyer’s Margin Percentage shall always be equal to at least 100%, or such other percentage as the parties hereto may from time to time mutually determine; provided, that in no event shall such percentage be less than 100%. For any Transaction in which a Fund is acting as Seller, the Buyer’s Margin Percentage shall be such percentage as the parties hereto may from time to time mutually determine; provided, that in no event shall such percentage be less than 100%.

3.	Confirmations. Unless otherwise agreed, Counterparty shall promptly issue a Confirmation to the Fund pursuant to Paragraph 3 of the Agreement. Upon the transfer of substituted or Additional Purchased Securities by either party, Counterparty shall promptly provide notice to the Fund confirming such transfer.

4.	Financial Condition. Each party represents that it has delivered the following financial information to the other party to the Agreement: in the case of a party that is a registered broker-dealer, its most recent statements required to be furnished to customers by Rule 17a- 5(c) under the 1934 Act; in the case of a party that is a Fund, its most recent audited or unaudited financial statements required to be furnished to its shareholders by Rule 30d-l under the Investment Company Act of 1940; in the case of any other party, its most recent audited or unaudited statements of financial condition or other comparable information concerning
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its financial condition.

Each party represents that the financial statements or information so delivered fairly reflect its financial condition and, if applicable, its net capital ratio, on the date as of which such financial statements or information were prepared. Each party agrees that it will make available and deliver to the other party, promptly upon request, all such financial statements that subsequently are required to be delivered to its customers or shareholders pursuant to Rule 17a-5(c) or Rule 30d-1, as the case may be, or, in the case of a party that is neither a registered broker-dealer nor a Fund, all such financial information that subsequently becomes available to the public.

Each Fund acknowledges and agrees that it has made an independent evaluation of the creditworthiness of the other party that is required pursuant to the Investment Company Act of 1940 or the regulations thereunder. Each Fund agrees that its agreement to enter into each Transaction hereunder shall constitute an acknowledgment and agreement that it has made such an evaluation.

5.	Segregation of Purchased Securities. Unless otherwise agreed by the parties, any transfer of Purchased Securities to a Fund shall be effected by delivery or other transfer (in the manner agreed upon pursuant to Paragraph 7 of the Agreement) to the custodian or subcustodian designated for such Fund in Schedule VII.A hereto (“Custodian”) for credit to the Fund’s custodial account with such Custodian. If the party effecting such transfer is the Fund’s Custodian, such party shall, unless otherwise directed by the Fund, (a) transfer and maintain such Purchased Securities to and in the Fund’s custodial account with such party and (b) so indicate in a notice to the Fund.
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Schedule VII.A

Supplemental Terms and Conditions of Transactions Involving Registered Investment Companies

This Schedule VII.A forms a part of Annex VII to the Master Repurchase Agreement dated as of May 9, 2011 (the “Agreement”) between Barclays Capital Inc. and Provident Mortgage Capital Assocates, Inc. Capitalized terms used but not defined in this Schedule VII.A shall have the meanings ascribed to them in Annex VII.

1.	This Agreement is entered into by or on behalf of the following Funds, and unless otherwise indicated by the appropriate Fund in connection with a Transaction, the following Custodians are designated to receive transfers of Purchased Securities on behalf of such Funds for credit to the appropriate Fund’s custodial account:

Name of Fund Custodian

2.	Financial Condition. Each of the parties acknowledges that its agreement to enter into each Transaction under the Agreement shall constitute a representation and warranty that there has been no material adverse change in its financial condition that such party has not disclosed to the other party in writing since the date of the latest statement provided by such party to the other party pursuant to Paragraph 4 of Annex VII.

3.	Additional Representations. In addition to the representations and warranties set forth in Paragraph 10 of the Agreement, (a) Seller represents and warrants to Buyer that, with respect to each Transaction, it will have the right to transfer the Purchased Securities (including any substituted or Additional Purchased Securities) to Buyer in accordance with the terms of the Agreement and that, upon such transfer, such Securities will be free and clear of any prior lien, claim, security interest or other encumbrance on the Purchase Date, and (b) Buyer represents and warrants to Seller that, with respect to each Transaction, it will have the right to transfer the Purchased Securities (after adjustment for any substituted or Additional Purchased Securities) to Seller in accordance with the terms of the Agreement and that, upon such transfer, such Securities will be free and clear of any prior lien, claim, security interest or other encumbrance on the Repurchase Date.

4.	Additional Event of Default. In addition to the Events of Default set forth in Paragraph 11 of the Agreement, it shall be an additional “Event of Default” if a revocation or suspension of any authorization obtained by Buyer or Seller pursuant to Paragraph 10(iv) of the Agreement occurs.

Payment and Transfer. In accordance with Paragraph 7 of the Agreement, the parties agree that (i) Buyer shall pay the Purchase Price and Seller shall pay the Repurchase Price only against delivery or transfer of the Purchase Securities (after adjustment for any substituted or Additional Purchased
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Securities); (ii) any transfer of Securities or cash required by Paragraph 4 of the Agreement shall be made free to the other party; and (iii) any release of Purchased Securities permitted by Paragraph 9 of the Agreement shall be made only against delivery or transfer of the substituted Securities. Any transfer on a book-entry system shall be made in compliance with the rules of such system and applicable law.
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Annex VIII

Transactions in Equity Securities

This Annex VIII (including any Schedules hereto) forms a part of the Master Repurchase Agreement dated as of May 9, 2011 (the “Agreement”) between Barclays Capital Inc. and Provident Mortgage Capital Associates, Inc. This Annex VIII sets forth supplemental terms and conditions governing all Transactions in U.S. and non-U.S. Equity Securities. In the event of any conflict between the terms of this Annex VIII and any other term of the Agreement, the terms of this Annex VIII shall prevail. Capitalized terms used but not defined in this Annex VIII shall have the meanings ascribed to them in the Agreement.

1.	Definitions. For the purposes of the Agreement and this Annex VIII, the following terms shall have the following meanings:

“Equity Security”, any stock or similar security; or any security convertible, with or without consideration, into such a security; or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right; or any other “equity security” within the meaning of Section 3(a)(11) of the Exchange Act and the rules thereunder;

“Exchange Act”, the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder;

“Market Value”, with respect to Equity Securities, the meaning given in Paragraph 9 of this Annex;

“Purchased Securities” (including any “Additional Purchased Securities”), the meaning specified in the Agreement, except that if any new or different Security or other consideration shall be exchanged for any Purchased Security by recapitalization, merger, consolidation or other corporate action, such new or different Security or other consideration shall, effective upon such exchange, be deemed to become a Purchased Security, in substitution for the former Purchased Security for which such exchange is made;

“Securities Act”, the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder;

“Standard Settlement Date”, the standard date for settlement of transactions in an Equity Security, established in accordance with Rule 15c6-1 under the Exchange Act, where applicable, or otherwise in accordance with customary market practice for such Equity Security, unless the parties agree to the contrary.

2.	Termination. Notwithstanding Paragraph 3(c) of the Agreement, in the case of Transactions in respect of Equity Securities terminable upon demand, the termination date specified in any notice by Seller shall be a business day no earlier than the Standard Settlement Date for trades of Purchased Securities entered into at the time of such notice.

3.	Margin Maintenance. In addition to any agreement by the parties under Paragraph 4(f) of the Agreement, Buyer and Seller may agree, with respect to any or all Transactions under the Agreement, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of Paragraph 4 of the Agreement to require the elimination of a Margin Deficit or a Margin
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Excess as the case may be, may be exercised whenever such a Margin Deficit or a Margin Excess exists with respect to any class of Transactions under the Agreement (calculated without regard to any other class of Transactions outstanding under the Agreement). The classes designated by the parties under this Paragraph may include, without limitation, Transactions in Equity Securities and Transactions in non-Equity Securities.

4.	Dividends, Distributions, etc.
(a)	In accordance with Paragraph 5 of the Agreement, Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of Purchased Securities that is not otherwise received by Seller, to the full extent it would be so entitled if Purchased Securities had not been sold to Buyer. The parties expressly acknowledge and agree, for the avoidance of doubt, that such Income shall include, but not be limited to: (i) cash and all other property, (ii) stock dividends, (iii) Securities received as a result of split ups of Purchased Securities and distributions in respect thereof, (iv) interest payments and (v) all rights to purchase additional Securities (except to the extent that any amounts included in the foregoing clauses (i) through (v) would be deemed to be Purchased Securities under Paragraph 1 of this Annex).

(b)	Cash Income paid or distributed on or in respect of Purchased Securities, which Seller is entitled to receive pursuant to subparagraph (a) of this Paragraph, shall be treated in accordance with Paragraph 5 of the Agreement. Notwithstanding Paragraph 5 of the Agreement, non-cash Income received by Buyer shall be added to the Purchased Securities on the date of distribution and shall be considered such for all purposes, subject to Buyer’s obligation to transfer Purchased Securities to Seller upon termination of the relevant Transaction in accordance with the terms of the Agreement.
5.	Payment and Transfer. In addition to the transfer methods set forth in Paragraph 7 of the Agreement, Equity Securities transferred by one party hereto to the other party may be transferred through The Depository Trust Company.

6.	Additional Representations. In addition to the representations and warranties set forth in Paragraph 10 of the Agreement, the following representations and warranties shall apply, unless otherwise agreed by the parties:
(a)	on the Purchase Date for any Transaction and again on each date that Additional Purchased Securities that are Equity Securities are transferred pursuant to Paragraph 4(a) of the Agreement, Seller represents and warrants that (i) Seller is familiar with the provisions of Rule 144 under the Securities Act, (ii) Seller is not, and within the preceding three months has not been, an “affiliate” of the issuer of any Purchased Securities or Additional Purchased Securities as that term is used in Rule 144, and (iii) any Purchased Securities or Additional Purchased Securities transferred to Buyer by Seller are not “restricted securities” within the meaning of Rule 144 or otherwise subject to any legal, regulatory or contractual restrictions on transfer; and

(b)	on the Repurchase Date for any Transaction and on each date that Purchased Securities that are Equity Securities are transferred pursuant to Paragraph 4(b) of the Agreement, Buyer represents and warrants that (i) Buyer is familiar with the provisions of Rule 144 under the Securities Act, (ii) Buyer is not, and within the preceding three months has not been, an “affiliate” of the issuer of any Purchased Securities as that term is used in Rule
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144, and (iii) assuming the accuracy and completeness of Seller’s representations under subparagraph (a) of this Paragraph, any Purchased Securities transferred to Seller by Buyer are not “restricted securities” within the meaning of Rule 144 or otherwise subject to any legal, regulatory or contractual restrictions on transfer.
7.	Rights of Buyer in Purchased Securities. Except as otherwise agreed by the parties, Seller waives the right to vote, or to provide any consent or to take any similar action with respect to, Purchased Securities that are Equity Securities in the event that the record date or deadline for such vote, consent or other action falls during the term of a Transaction.

8.	Events of Default. In addition to the Events of Default set forth in Paragraph 11 of the Agreement, it shall be an additional “Event of Default” if either party fails to perform any covenant or obligation required to be performed by it under this Annex VIII, provided, however, that to the extent that Paragraphs 3 and 4 hereof supplement and amend, respectively, Paragraphs 4 and 5 of the Agreement, any such failure under Paragraphs 3 or 4 hereof shall constitute an “Event of Default” only after the expiration of the notice period, if any, specified in the Agreement with respect to the occurrence of an Event of Default for such a failure under such Paragraph 4 or 5 of the Agreement, as applicable.

9.	Market Value
(a)	Unless otherwise agreed, if the principal market for the Equity Securities to be valued is a national securities exchange in the United States, their Market Value shall be determined by their last sale price on such exchange on the preceding business day or, if there was no sale on that day, by the last sale price on the next preceding business day on which there was a sale on such exchange, all as quoted on the Consolidated Tape or, if not quoted on the Consolidated Tape, then as quoted by such exchange.

(b)	Except as provided in subparagraph (c) of this Paragraph or as otherwise agreed, if the principal market for the Equity Securities to be valued is the over-the-counter market, their Market Value shall be determined as follows. If the Equity Securities are quoted on The Nasdaq Stock Market (“Nasdaq”), their Market Value shall be the closing sale price on Nasdaq on the preceding business day or, if the Equity Securities are issues for which last sale prices are not quoted on Nasdaq, the closing bid price on such day. If the Equity Securities to be valued are not quoted on Nasdaq, their Market Value shall be the highest bid quotation as quoted in any of The Wall Street Journal, the OTC Bulletin Board service, quotations sheets of registered market makers and, if necessary, dealers’ telephone quotations on the preceding business day. In each case, if the relevant quotation did not exist on such day, then the relevant quotation on the next preceding business day in which there was such a quotation shall be the Market Value.

(c)	Unless otherwise agreed, if the Equity Securities to be valued are principally cleared and settled outside the United States, their Market Value shall be determined as of the close of business on the preceding business day in accordance with market practice in the principal market for such Equity Securities.

(d)	All determinations of Market Value under subparagraphs (a), (b) and (c) of this Paragraph shall include, where applicable, accrued Income to the extent not already included therein (other than any Income transferred to the other party pursuant to Paragraph 4 of this Annex), unless market practice with respect to the valuation of such Equity Securities in connection with repurchase agreements is to the contrary.
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10.	Additional Covenant. Except to the extent required by applicable law or regulation or as otherwise agreed, Seller and Buyer agree that Transactions hereunder shall in no event be “exchange contracts” for purposes of the rules of any securities exchange and that Transactions hereunder shall not be governed by the buy-in or other rules of any such exchange, registered national securities association or other self-regulatory organization.
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Schedule VIII.A
Additional Provisions Regarding Transactions in Equity Securities
This Schedule VIII.A forms a part of Annex VIII to the Master Repurchase Agreement dated as of May 9, 2011 (the “Agreement”) between Barclays Capital Inc. and Provident Mortgage Capital Associates, Inc. Capitalized terms used but not defined in this Schedule VIII.A shall have the meanings ascribed to them in Annex VIII or the Agreement.
1. The parties hereby agree that Barclays Capital Inc. may only act as the Seller in connection with any Transactions in Equity Securities pursuant to this Agreement.
2. The following words shall be inserted at the end of Paragraph 2 of Annex VIII of the Agreement: “or five business days, whichever is less”
3. Paragraph 7 of Annex VIII is hereby deleted in its entirety and replaced with the following:
“Right of Buyer in Purchased Securities. Buyer agrees that Seller shall retain all rights to vote, or to provide any consent or to take any similar action with respect to Purchased Securities that are Equity Securities in the event that the record date or deadline for such vote, consent or other action falls during the term of a Repurchase Transaction, provided, however, that all such rights shall become vested fully with Buyer automatically and without further action at such time as Buyer exercises its rights with respect to such Purchased Securities in connection with an Event of Default by the Seller.”
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Annex IX
Transactions Involving Certain Japanese Financial Institutions
This Annex IX forms part of the Master Repurchase Agreement dated as of May 9, 2011 (the “Agreement”) between Barclays Capital Inc. and Provident Mortgage Capital Associates, Inc. Capitalized terms used but not defined in this Annex IX shall have the meanings ascribed to them in the Agreement. Paragraph references are to paragraphs in the Agreement unless otherwise set out herein.
1. This Annex IX shall apply only to those Transactions where (a) one of the parties is, and the other party is not, resident in Japan for tax purposes and (b) where the parties have agreed that the Securities (whether Purchased Securities or Additional Purchased Securities) utilized in Transactions conducted pursuant to the Agreement will comprise or include Exempt Securities. For the purposes of this Annex IX, “Exempt Securities” means Securities which are specified in the Tax Special Measurement Law (sozei tokubetsu sochi hou) of Japan (Law No.26 of 1957), as amended (the “Tax Special Measurement Law”), and the Cabinet Order of the Tax Special Measurement Law (Cabinet Order No.43 of 1957), as amended (the “Cabinet Order”), for the purpose of the exemption from the withholding of the interests received from certain Japanese financial institutions as specified in the Tax Special Measurement Law and the Cabinet Order, with respect to the transactions of sale and repurchase of, or those of the sale and purchase with buy/sell back conditions of, Securities; provided that such transactions meet the requirements as provided in the relevant laws and regulations. Notwithstanding the above, this Annex IX shall not apply to any Transactions which utilize Securities (whether Purchased Securities or Additional Purchased Securities) issued in Japan (including, for example, Securities issued by a private entity organized under the laws of Japan, or those issued by public or Japanese government entities, such as Japanese Government Bonds).
2. In the event of any conflict between the terms and conditions of this Annex IX and any other term of the Agreement or any Annex to the Agreement, the terms in this Annex shall prevail to the extent of such inconsistency.
3. Delete “or other assets” between the word “securities” and “(“Securities”)” in the second line of Paragraph 1.
4. Notwithstanding Paragraph 2, clauses (a)(i) and (a)(ii) in the Master Repurchase Agreement, “Act of Insolvency” shall occur with respect to any party hereto immediately upon the voluntary or involuntary filing of a petition in respect of it (including by the counterparty to the Agreement in respect of any obligation under the Agreement) with any court in Japan for the bankruptcy (hasan), corporate reorganization (kaisha kosei) or civil rehabilitation (minji saisei) of such party (the “Close-out Netting Event”).
5. For the avoidance of doubt, and in addition to any other remedies available to the parties under Paragraph 11, immediately upon the occurrence of a Close-out Netting Event, regardless of the intent of the parties, without taking any procedure or entering into any arrangement, such as a notice or demand from one party to the other or any agreement between the parties, the sum due from one party in respect of all Transactions under the Agreement shall be set off against the sum due from the other in respect of all Transactions under the Agreement and only the balance shall be due and payable and constitute a single obligation or claim; provided that the conversion or valuation of the currency or the Securities for the purpose of the set-off shall be made in accordance with the Enforcement Regulations for the Law concerning Close-out Netting of Specified Transactions Entered into by Financial Institutions, etc. (The joint Ministerial Ordinance of the Prime Minister’s Office and Ministry of Finance No.48 of 1998). In the event that (a) Annex III to the Agreement has been executed and made part of the
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Agreement, and (b) the conversion or valuation described in the prior sentence conflicts with the Contractual Currency, the conversion or valuation described in the prior sentence will prevail.
6. Add the following clause to Paragraph 19:
“(e) It is understood that this Agreement is intended to constitute a “Master Agreement” as defined in the Law concerning Close-out Netting of Specified Financial Transactions Entered into by Financial Institutions, etc. (Law No. 108 of 1998), as amended (the “Close-out Netting Law”) and if any provision concerning the netting or set-off contained in the Agreement or Annexes is inconsistent with or conflicts with the provisions of the Close-out Netting Law, the Enforcement Regulations for the Close-out Netting Law (the “Enforcement Regulations”), or the Enforcement Order for the Close-out Netting Law (the “Close-out Cabinet Order”), then the provisions of the Close-out Netting Law, Enforcement Regulations or the Close-out Cabinet Order shall prevail.”
Except as amended herein, the Agreement shall continue to have full force and effect in all respects.
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